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                                                           EXHIBIT NO. EX-99.h.4


                      DFA INVESTMENT DIMENSIONS GROUP INC.

               RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO
                         CLIENT SERVICE AGENT AGREEMENT
                               ADDENDUM NUMBER ONE

     THIS ADDENDUM is made this 27th day of July, 2000, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), on behalf of the RWB/DFA International High Book to Market Portfolio (the "Portfolio"), a separate series of the Fund, and ASSANTE ASSET MANAGEMENT INC., a California corporation ("AAM"), as the successor to Reinhardt, Werba, Bowen, Inc., a California corporation, d/b/a Reinhardt Werba Bowen Advisory Services ("RWB").

WHEREAS, the Fund and RWB have previously entered into a Client Service Agent Agreement, dated February 8, 1996 (the "Client Service Agreement"), pursuant to which RWB has agreed to serve as the client service agent to the Portfolio and to perform various services for the Portfolio, as described in the Client Service Agreement; and

WHEREAS, management has informed the Fund that the Portfolio desires to change its name.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

     1. The name of the Portfolio shall be changed, from "RWB/DFA International High Book to Market Portfolio" to "AAM/DFA International High Book to Market Portfolio," and any reference to the prior name of the Portfolio shall be replaced with the new name of the Portfolio.

     2. The name of the client service agent shall be changed from "Reinhardt Werba Bowen Advisory Services, Inc." to "Assante Asset Management Inc.," and any reference to RWB shall be changed to AAM as necessary.

     3. No other provisions of the Client Service Agreement are in any way modified by this Addendum, and all other provisions of the Client Service Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this 27th day of July, 2000.

DFA INVESTMENT DIMENSIONS                       ASSANTE ASSET MANAGEMENT
INC.                                            INC.

By: /s/ David G. Booth                          By: /s/ Elizabeth Kabanek
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    David G. Booth                              Name: Elizabeth Kabanek
    Chairman, Chief Executive Officer                ---------------------------
    and President                               Title: Secretary
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